EXHIBIT 10.21



                           LOAN AND SECURITY AGREEMENT

                            NEAH POWER SYSTEMS, INC.


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                                TABLE OF CONTENTS

                                                                                             PAGE


1        ACCOUNTING AND OTHER TERMS ..........................................................  4
         --------------------------

2        LOAN AND TERMS OF  PAYMENT ..........................................................  4
         --------------------------
        2.1       Promise to Pay .............................................................  4
        2.2       Termination of Commitment to Lend ..........................................  5
        2.3       Interest Rate, Payments ....................................................  5
        2.4 - --  Fees .......................................................................  6

3        CONDITIONS OF  LOANS ................................................................  6
        3.1       Conditions Precedent to Initial Credit Extension ...........................  6
        3.2       Conditions Precedent to all Credit Extensions ..............................  6

4        CREATION OF SECURITY INTEREST .......................................................  6
         -----------------------------
        4.1       Grant of Security Interest .................................................  6
        4.2       Authorization to File ......................................................  6

5        REPRESENTATIONS AND WARRANTIES ......................................................  7
         ------------------------------
        5.1       Due Organization and Authorization .........................................  7
        5.2       Collateral .................................................................  7
        5.3       Litigation .................................................................  7
        5.4       No Material Adverse Change in Financial Statements .........................  7
        5.5       Solvency ...................................................................  7
        5.6       Regulatory Compliance ......................................................  8
        5.7       Investments in Subsidiaries ................................................  8
        5.8       Full Disclosure ............................................................  8

6        AFFIRMATIVE COVENANTS ...............................................................  8
         ---------------------
        6.1       Government Compliance ......................................................  8
        6.2       Financial Statements, Reports, Certificates ................................  8
        6.3       Inventory; Returns .........................................................  9
        6.4       Taxes ......................................................................  9
        6.5       Insurance ..................................................................  9
        6.6       Primary Accounts ........................................................... 10
        6.7       Further Assurances ......................................................... 10

7        NEGATIVE COVENANTS .................................................................. 10
         ------------------
        7.1       Dispositions ............................................................... 10
        7.2       Changes in Business, Ownership, Management or Locations of Collateral ...... 10
        7.3       Mergers or Acquisitions .................................................... 10
        7.4       Indebtedness ............................................................... 10
        7.5       Encumbrance ................................................................ 11
        7.6       Distributions; Investments ................................................. 11
        7.7       Transactions with Affiliates ............................................... 11
        7.8       Subordinated Debt .......................................................... 11
        7.9       Compliance ................................................................. 11

8        EVENTS OF DEFAULT ................................................................... 11
         -----------------
        8.1       Payment Default ............................................................ 11
        8.2       Covenant Default ........................................................... 11
        8.3       Material Adverse Change .................................................... 12
        8.4       Attachment ................................................................. 12

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
        8.5       Insolvency                                                                   12
        8.6       Other Agreements                                                             12
        8.7       Judgments                                                                    12
        8.8       Misrepresentations                                                           13
9                 BANK'S RIGHTS AND REMEDIES                                                   13
        -----------------------------------------------------------------------------------------
        9.1       Rights and Remedies                                                          13
        9.2       Power of Attorney                                                            13
        9.3       Bank Expenses                                                                14
        9.4       Bank's Liability for Collateral                                              14
        9.5       Remedies Cumulative                                                          14
        9.6       Demand Waiver                                                                14
 10               NOTICES                                                                      14
        -----------------------------------------------------------------------------------------
 11               CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER                                   14
        -----------------------------------------------------------------------------------------
 12               GENERAL PROVISIONS                                                           15
        -----------------------------------------------------------------------------------------
        12.1      Successors and Assigns                                                       15
        12.2      Indemnification                                                              15
        12.3      Time of Essence                                                              15
        12.4      Severability of Provision                                                    15
        12.5      Amendments in Writing, Integration                                           15
        12.6      Counterparts                                                                 15
        12.7      Survival                                                                     15
        12.8      Confidentiality                                                              16
        12.9      Attorneys' Fees, Costs and Expenses                                          16

13       DEFINITIONS                                                                           16
         -----------
        13.1      Definitions                                                                  16


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         THIS  LOAN  AND  SECURITY  AGREEMENT  ("Agreement")  dated  as  of  the
Effective Date, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 with a loan production Office located at 4700 Carillon Point, Kirkland, Washington 98033 and NEAH POWER SYSTEMS, INC. ("Borrower"), whose address is 22122 20th Avenue SE, Suite 161, Bothell, Washington 98021 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1        ACCOUNTING AND OTHER TERMS

         Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms
"including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document.

2        LOAN AND TERMS OF PAYMENT

2.1      PROMISE TO PAY.

         Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1    TERM LOAN.

         (a) Bank will make a Term Loan available to Borrower on the Effective Date, based on the depreciative value of the existing Equipment.

         (b) Borrower will pay 24 equal installments of principal and interest (the "Term Loan Payment"). Each Term Loan Payment is payable on the 1st of each month during the term of the loan. Borrower's final Term Loan Payment, due on May 1, 2007 (the "Term Loan Maturity Date"), includes all outstanding Term Loan principal and accrued interest. In addition to and not a substitution for the regular monthly payments of principal and accrued interest a final payment is due on the Term Loan Maturity Date equal to the original amount of the Term Loan multiplied by 6%.

         (c) Borrower shall have the option to prepay all, but not less than all, of the Term Loan advanced by Bank under this Agreement on or before May 24, 2006, PROVIDED Borrower (i) provides written notice to Bank of its election to prepay the Term Loan at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of the prepayment (A) the unpaid Term Loan (including principal and interest); (B) all unpaid accrued interest to the date of the prepayment; (C) an amount equal to 1% of the Term Loan, and (D) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.

2.1.2 TERM LOAN II

         (a) Bank will make a Term Loan II available to Borrower, on the Effective Date, to pay off the remaining portion of the Commitment, Commitment Percentage and Final Payments made available by GATX Ventures, Inc. under the Equipment Loan and Security Agreement by and among GATX Ventures, Inc., Silicon Valley Bank and Neah Power Systems, Inc. dated as of October 24, 2002 (the "Original Agreement") collectively defined as Term Loan II. The Term Loan II shall be subject to the repayment terms and conditions as set forth below. No further Term Loan II Credit Extensions shall be allowed. The following defined terms "Commitment", "Commitment Percentage", and "Final Payments" as referenced in this section shall have the meaning set forth in the Original Agreement.

         (b) Borrower will pay 18 equal installments of principal and interest (the "Term Lean II Payment"). Each Term Loan II Payment is payable on the 1st of each month during the term of

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the loan.  Borrower's  final  Term Loan II  Payment,  due on October  31,  2006, includes all outstanding Term Loan II principal and accrued interest.

         (c) Borrower shall have the option to prepay all, but not less than all, of the Term Loan II advanced by Bank under this Agreement on or before May 24, 2006, PROVIDED Borrower (i) provides written notice to Bank of its election to prepay the Term Loan II at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of the prepayment (A) the unpaid Term Loan (including principal and interest); (B) all unpaid accrued interest to the date of the prepayment; (C) an amount equal to 1% of the Term Loan II, and (D) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.

2.1.3 TERM LOAN III.

         (a) Bank will make a Term Loan III available to Borrower, on the Effective Date, to pay off the remaining portion of the Commitment, Commitment Percentage and Final Payments made available by Silicon Valley Bank under the Equipment Loan and Security Agreement by and among GATX Ventures, Inc., Silicon Valley Bank and Neah Power Systems, Inc. dated as of October 24, 2002 (the "Original Agreement") collectively defined as Term Loan III. The Term Loan III shall be subject to the repayment terms and conditions as set forth below. No further Term Loan III Credit Extensions shall be allowed. The following defined terms "Commitment", "Commitment Percentage", and "Final Payments' as referenced in this section shall have the meaning set forth in the Original Agreement.

         (b) Borrower will pay 18 equal installments of principal and interest (the "Term Loan III Payment"). Each Term Loan Ill Payment is payable on the 1 of each month during the term of the loan. Borrower's final Term Loan III Payment, due on October 31, 2006 (the "Term Loan Ill Maturity Date"), includes all outstanding Term Loan Ill principal and accrued interest.

         (c) Borrower shall have the option to prepay all, but not less than all, of the Term Loan III advanced by Bank under this Agreement on or before May 24, 2006, PROVIDED Borrower (i) provides written notice to Bank of its election to prepay the Term Loan III at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of the prepayment (A) the unpaid Term Loan III (including principal and interest); (B) all unpaid accrued interest to the date of the prepayment; (C) an amount equal to 1% of the Term Loan III, and
(D) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.

         2.2      TERMINATION OF COMMITMENT TO LEND.

         Bank's obligation to lend the undisbursed portion of the Obligations will terminate if, in Bank's sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

         2.3      INTEREST RATE, PAYMENTS.

         (a) Interest Rate. (i) The Term Loan accrues interest on the outstanding principal balance at a per annum fixed rate of 7.3918 percentage points, (ii) the Term Loan II accrues interest at a per annum fixed rate of
7.3918 percentage points, and (iii) the Term Loan 1111 accrues interest on the outstanding principal balance at a per annum fixed rate of 7.3918. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

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         (b)      Payments.  Bank may debit any of Borrower's  deposit  accounts including Account Number __________________ for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific Time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional interest shall accrue.

2.4      FEES.

         Borrower will pay:

         (a) Facility Fee. A fully earned, non-refundable Facility Fee of $1,500 for the Term Loan II due on the Effective Date; and

         (b)      Bank  Expenses.   All  Bank  Expenses  (including   reasonable
attorneys' fees and reasonable expenses) incurred through and after the date of this Agreement, are payable when due.

3        CONDITIONS OF LOANS

3.1      CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

         Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receives the agreements, documents and fees it requires.

3.2      CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

         Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

         (a)      timely receipt of any Payment/Advance Form; and

         (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true.

4        CREATION OF SECURITY INTEREST

4.1      GRANT OF SECURITY INTEREST.

         Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations. If Borrower shall at any time, acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the brief details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Bank.

4.2      AUTHORIZATION TO FILE.

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        Borrower authorizes Bank to file financing  statements without notice to
Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank's interest in the Collateral.

5        REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1      DUE ORGANIZATION AND AUTHORIZATION.

         Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to use a Material Adverse Change. Borrower has not changed its state of formation or its organizational structure or type or any organizational number (if any) assigned by its jurisdiction of formation.

         The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to use a Material Adverse Change.

5.2      COLLATERAL.

         Borrower has good title to the Collateral, free of Liens except Permitted Liens or Borrower has Rights to each asset that is Collateral. Borrower has no other deposit account, other than the deposit accounts described in the Schedule. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. The Collateral is not in the possession of any third party bailee (such as at a warehouse). In the event that: Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a trailer then Borrower will receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. All Inventory is in all material respects of good and marketable quality, free from material defects.

5.3      LITIGATION.

         Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to use a Material Adverse Change.

5.4      NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

         All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5      SOLVENCY.

         The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities (including, without limitation, contingent liabilities but excluding any redemption privileges associated with Borrower's Preferred Stock); the Borrower is

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not  left  with  unreasonably  small  capital  after  the  transactions  in this
Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6      REGULATORY COMPLIANCE.

         Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to use a Material Adverse Change.

5.7      INVESTMENTS IN SUBSIDIARIES.

         Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8      FULL DISCLOSURE.

         No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6        AFFIRMATIVE COVENANTS

         Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations:

6.1      GOVERNMENT COMPLIANCE.

         Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to use a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2      FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

         (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than 150 days after the last day of Borrower's fiscal year (no later than 180 days for Borrower's December 31, 2004 fiscal year end only), audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion, with exception of a going concern qualification, on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to borrower or any Subsidiary of $100,000 or more; and (iv) budgets, sales projections, operating plans or other financial information Bank reasonably requests.

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         (b) Allow Bank to audit  Borrower's  Collateral at Borrower's  expense.
Such audits will be conducted only at such times as an Event of Default has occurred and is continuing.

         6.3      INVENTORY; RETURNS.

         Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than $50,000.

         6.4      TAXES.

         Borrower will make, and use each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

         6.5      INSURANCE.

         Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank's reasonable discretion. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations. Statutory notice regarding insurance:

                                     WARNING

         Unless you provide us with evidence of the insurance coverage as required by our contract or loan agreement, we may purchase insurance at your expense to protect our interest. This insurance may, but need not, also protect your interest. If the collateral becomes damaged, the coverage we purchase may not pay any claim you make or any claim made against you. You may later cancel this coverage by providing evidence that you have obtained property coverage elsewhere.

         You are responsible for the cost of any insurance purchased by us. The cost of this insurance may be added to your contract or loan balance. If the cost is added to your contract or loan balance, the interest rate on the underlying contract or loan will apply to this added amount. The effective date of coverage may be the date your prior coverage lapsed or the date you failed to provide proof of coverage.

         This coverage we purchased may be considerably more expensive than insurance you can obtain on your own and may not satisfy any need for property damage coverage or ANY mandatory liability insurance requirements imposed by applicable law.

6.6      PRIMARY ACCOUNTS.

         Borrower will maintain its primary operating accounts with Bank. 6.7

         FURTHER ASSURANCES.

         Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7        NEGATIVE COVENANTS

        For so long as Bank has an obligation to lend or there are any outstanding Obligations, Borrower shall not, without Bank's prior written consent (which shall be a matter of its good faith business judgment), do any of the following:


7.1      DISPOSITIONS.

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         Convey,  sell,  lease,  transfer or otherwise  dispose of (collectively
'Transfer"), Cr permit any of its Subsidiaries to Transfer, all or any part of its business or Collateral, EXCEPT for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

7.2      CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR LOCATIONS OF COLLATERAL.

         Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its ownership or management of greater than 25% (other than by the sale of Borrower's equity securities in a public offering or to venture capital investors so long as Borrower identifies the venture capital investors prior to the closing of the investment). Borrower will not, without at least 30 days prior written notice, relocate its chief executive office, change its state of formation (including reincorporation), change its organizational-number or name or add any new offices business locations (such as warehouses) in which Borrower maintains or stores over $5,000 in Collateral.

7.3      MERGERS OR ACQUISITIONS.

         Merge or consolidate, or permit any -of-its -Subsidiaries to merge or consolidate; with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than 25% of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4      INDEBTEDNESS.

         Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5      ENCUMBRANCE.

         Create, incur, or allow any Lien on any of itsCollateral, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

7.6      DISTRIBUTIONS; INVESTMENTS.

         Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

7.7      TRANSACTIONS WITH AFFILIATES.

         Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

7.8      SUBORDINATED DEBT.

         Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

7.9      COMPLIANCE.

         Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited

Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8        EVENTS OF DEFAULT

         Any one of the following is an Event of Default:

8.1      PAYMENT DEFAULT.

         If Borrower fails to pay any of the Obligations within 5 days after their due date, however, during such period no Credit Extensions will be made;

8.2      COVENANT DEFAULT.

         (a) If Borrower fails to perform any obligation under Section 6.2 or violates any of the covenants contained in Section 7 of this Agreement, or

         (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within fifteen (15) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the fifteen (15) day period or cannot after diligent attempts by Borrower be cured within such fifteen (15) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be made during such cure period);

8.3      MATERIAL ADVERSE CHANGE.

         If there (i) occurs a material adverse change in the business, operations, or financial condition of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations; or
(iii) is a material impairment of the value or priority of Bank's security interests in the Collateral (the foregoing being defined as a "Material Adverse Change"). In determining whether an Event of Default has occurred under clause
(i)  or  clause  (ii)  of  this  Section,   Bank's  primary,  though  not  sole,
consideration will be whether Borrower has or will have sufficient cash resources to repay the Obligations on schedule. Bank recognizes that, as a pre-profit company, Borrower's cash resources will decline over time and Borrower will periodically require additional infusions of equity capital. The clear intention of Borrower's investors to continue to fund Borrower in the amounts and timeframe necessary in Bank's good faith business judgment to enable Borrower to satisfy the Obligations as they become due and payable is the most significant criterion in making ay such assessment.

8.4      ATTACHMENT.

         If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5      INSOLVENCY.

         If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6      OTHER AGREEMENTS.

         If there is a default in any agreement between Borrower and a third party that gives the third parry the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

8.7      JUDGMENTS.

         If a money judgment(s) in the aggregate of at least $100,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

8.8      MISREPRESENTATIONS.

         If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9        BANK'S RIGHTS AND REMEDIES

9.1      RIGHTS AND REMEDIES.

         When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

         (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

         (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

         (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable; notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit;

         (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

         (e) Bank may place a "hold" on any account maintained with Bank and deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral;

         (f) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

         (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and

         (h)      Dispose of the Collateral according to the code.

         (i)      9.2      POWER OF ATTORNEY.

         Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3      BANK EXPENSES.

         If Borrower fails to pay any amount or furnish any required proof of payment 1o third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable; bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.4      BANK'S LIABILITY FOR COLLATERAL.

         If Bank complies with reasonable banking practices and Section 9-207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Except as provided above, Borrower bears, all risk of loss, damage or destruction of the Collateral.

9.5      REMEDIES CUMULATIVE.

         Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.6      DEMAND WAIVER.

         Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10       NOTICES

         All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other parry written notice.

11       CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

         Washington law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in King County, Washington.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES

TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12       GENERAL PROVISIONS

12.1     SUCCESSORS AND ASSIGNS.

         This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2     INDEMNIFICATION.

         Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3     TIME OF ESSENCE.

Time is of the essence for the performance of all obligations in this Agreement.

12.4     SEVERABILITY OF PROVISION.

         Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5     AMENDMENTS IN WRITING, INTEGRATION.

         All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents. UNDER WASHINGTON AND OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE.

12.6     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7     SURVIVAL.

         All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8     CONFIDENTIALITY.

         In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9     ATTORNEYS' FEES, COSTS AND EXPENSES.

         In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13       DEFINITIONS

13.1     DEFINITIONS.

         In this Agreement:

         "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing, as such definition may be amended from time to time according to the Code.

         "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, and partners and, for any Person that is a limited liability company, that Person's managers and members.

         "BANK EXPENSES" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or insolvency Proceedings).

         "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

         "CODE" is the Washington Uniform Commercial Code, as applicable. "COLLATERAL" is the property described on EXHIBIT A.

         "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

        "CREDIT EXTENSION" is each Term Loan, Term Loan II, Term Loan III, or any other extension of credit by Bank for Borrower's benefit.

        "EFFECTIVE DATE" is the date Bank executes this Agreement.

        "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

         "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

         "GAAP" is generally accepted accounting principles.

         "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

        "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

        "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

        "INVESTMENT"   is  any   beneficial   ownership  of  (including   stock,
partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

        "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest -or other encumbrance.

        "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

         "MATERIAL ADVERSE CHANGE" is defined in Section 8.3.

         "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

         "ORIGINAL AGREEMENT" is defined in Section 2.1.3.

         "PERMITTED INDEBTEDNESS" is:

         (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

         (b) Indebtedness existing on the Effective Date and shown on the Schedule;

         (c)      Subordinated Debt;

         (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

         (e)      Indebtedness secured by Permitted Liens.

         "PERMITTED INVESTMENTS" are:

         (a)      Investments   shown  on  the  Schedule  and  existing  on  the
Effective Date; and

         (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

         "PERMITTED LIENS" ARE:

         (a) Liens existing on the Effective Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

         (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

         (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

         (d) Licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Bank a security interest;

         (e)      Leases  or  subleases   granted  in  the  ordinary  course  of
Borrower's business, including in connection with Borrower's leased premises or leased property;

         (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), BUT any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

         "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or !government agency.

         "PRIME RATE" is Bank's most recently announced "prime rate," even if it is nut Bank's lowest rate.

         "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

         "RIGHTS", as applied to the Collateral, means the Borrower's rights and interests in, and powers with respect to, that Collateral whatever the nature of those rights, interests and powers and, in any event, including Borrower's power to transfer rights in such Collateral to Balk.

         "SCHEDULE" is any attached schedule of exceptions.

         "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

         "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity -interests is owned-or controlled; directly or indirectly, by the Person or one or more Affiliates of the Person.

         "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries MINUS, (i) any amounts attributable to (a) goodwill, (b) intangible items such as

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

unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses- except prepaid-expenses and-(c) reserves not already deducted from assets, and (ii) Total Liabilities.

         "TERM LOAN" is a loan of up to $150,000.

         "TERM LOAN MATURITY DATE" is May 1, 2007.

         "TERM LOAN PAYMENT" is defined in Section 2.1.1.

         "TERM LOAN II" is a loan of up to $186,000.

         "TERM LOAN II PAYMENT" is defined in Section 2.1.2.

         "TERM LOAN III" is a loan of up to $50,000.

         "TERM LOAN ILL MATURITY DATE" is October 31, 2006.

         "TERM LOAN III PAYMENT" is defined in Section 2.1.3.

         "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.



   (remainder of page left intentionally blank - signatures on following page)


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

BORROWER:

NEAH POWER SYSTEMS, INC.


By:             /s/ Steve Tallman
                -----------------
Print Name:     Steve Tallman
Print Title:    Chief Financial Officer


BANK:

SILICON VALLEY BANK

By:             /s/ Annette Sager
                -----------------
Print Name:     Annette Sager
Print Title:    Vice President

Effective Date: May 24, 2005

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

                                    EXHIBIT A


The Collateral consists of all of Borrower's right, title and interest in and to the following:

Each item of equipment, or personal property financed with the Term Loan, Term Loan II and Term Loan III pursuant to that certain Loan and Security Agreement, dated as of the Effective Crate, as defined therein (the "Loan Agreement"), by and between Borrower and Bank, including, without limitation, the property described in Annex A hereto, whether now owned or hereafter acquired, together with all substitutions, renewals or replacements of and additions, improvements, and accessions to any and all of the foregoing, and all proceeds from sales, renewals, releases or other dispositions thereof.



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